UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

RESOLUTE FOREST PRODUCTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Resolute Forest Products Inc. 111 Duke Street, Suite 5000 Montreal, Quebec, Canada		H3C 2M1
(Address of principal executive offices)		(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	Resolute Forest Products Inc. held its annual meeting of stockholders on June 1, 2016.

(b)	The stockholders:

•	elected each of the nine director nominees to hold office until the 2017 annual meeting of stockholders, or until his or her successor has been elected and qualified;

•	ratified the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the 2016 fiscal year; and

•	adopted a non-binding resolution approving executive compensation.

1.	Vote on the election of directors:

	For	Against	Abstain	Broker non-votes
Michel P. Desbiens	63,968,253	471,167	3,852	8,935,564
Jennifer C. Dolan	62,790,604	1,649,016	3,652	8,935,564
Richard D. Falconer	63,969,950	469,282	4,040	8,935,564
Richard Garneau	63,325,889	1,112,802	4,581	8,935,564
Jeffrey A. Hearn	61,876,668	2,562,066	4,538	8,935,564
Bradley P. Martin	63,230,933	1,208,387	3,952	8,935,564
Alain Rhéaume	63,516,730	922,491	4,051	8,935,564
Michael S. Rousseau	62,791,482	1,647,750	4,040	8,935,564
David H. Wilkins	62,757,771	1,681,549	3,952	8,935,564

2.	Vote on the ratification of the appointment of PricewaterhouseCoopers LLP:

For	73,349,118
Against	26,228
Abstain	3,490
Broker non-votes	0

3.	Advisory vote to approve executive compensation:

For	57,649,166
Against	6,702,934
Abstain	91,172
Broker non-votes	8,935,564

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resolute Forest Products Inc.

Date: June 6, 2016	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon
Title: Senior Vice President and Chief Legal Officer